EXCHANGE AGENT AGREEMENT

    THIS EXCHANGE AGREEMENT (the "Exchange Agreement") is made and entered into effective as of this ____ day of ___________, 1998, by and among OAK TECHNOLOGY, INC. ("Oak"), DANIEL J. ALLEN, ADAM L. CARLEY, ANTHONY D. D'AMELIO, JOSEPH L. KATZ and VINCENT J. SPOTO (each a "Stockholder Representative" and collectively, the "Stockholder Representatives"), and STATE STREET BANK AND TRUST COMPANY (the "Exchange Agent").

                    			    R E C I T A L S

     This Exchange Agreement is being entered into in accordance with the provisions of that certain Plan of Reorganization and Agreement of Merger dated as of January ___, 1998 (the "Plan of Reorganization"), by and among Oak, Pixel Magic, Inc., OTI Acquisition Corporation, Xerographic Laser Images Corporation ("XLI") and certain stockholders of XLI. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Plan of Reorganization, a copy of which is appended hereto.

     Oak desires the Exchange Agent to act as Exchange Agent pursuant to the Plan of Reorganization, and the Exchange Agent has indicated its willingness to do so.

     NOW, THEREFORE, in consideration of the mutual agreements set forth below and in the Plan of Reorganization, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                			      A G R E E M E N T

1. Appointment of Exchange Agent. Oak hereby confirms the appointment of State Street Bank & Trust Co as Exchange Agent, and State Street Bank & Trust Co hereby agrees to serve as such, upon the terms and conditions set forth herein.

2. Plan of Reorganization. The Exchange Agent hereby acknowledges receipt of the copy of the Plan of Reorganization appended hereto, but except for reference thereto for definitions of certain words or terms not defined herein, or as otherwise provided in this Exchange Agreement, the Exchange Agent is not charged with any duties or responsibilities with respect to the Plan of Reorganization.

3. Exchange Procedures. Upon delivery to the Exchange Agent of a certificate from Oak that the Merger has become effective, the Exchange Agent shall as promptly as practicable, mail, by first class mail, postage prepaid to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of XLI Stock (the "Certificates"): (i) a letter of transmittal; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Consideration, including an envelope addressed to the Exchange Agent for use by such XLI Stockholder in exchanging his, her or its Certificates. Notwithstanding anything to the contrary contained in this Section 3, no letter of transmittal or instructions for use in effecting the surrender of Certificates for the Consideration shall be mailed by the Exchange Agent to any Dissenting Stockholder, nor shall the Exchange Agent accept surrender of a Certificate held by a Dissenting Stockholder or pay the Consideration to such Dissenting Stockholder. Any Certificates or other correspondence received from Dissenting Stockholders shall be promptly forwarded to Oak by the Exchange Agent.

4.   Lists of XLI Stockholders and Holders of XLI Warrants.
Within one business day following the Effective Date, the Stockholder Representatives shall deliver or cause to be delivered to the Exchange Agent, with a copy to Oak: (i) a list of the names, addresses and number of shares of XLI Stock held by all XLI Stockholders at the Effective Time, which list shall include the names of Dissenting Stockholders and the number of shares of XLI Stock held by any Dissenting Stockholder, and shall also include for each holder of XLI Preferred Stock the number of shares of XLI Common Stock into which outstanding shares of XLI Preferred Stock were convertible at the Effective Time, including shares of XLI Preferred Stock held by any Dissenting Stockholder; and (ii) a list of the names and addresses of all holders of XLI Warrants outstanding at the Effective Time, which list shall include the number of shares XLI Common Stock into which each such XLI Warrant is convertible upon exercise of such XLI Warrant, including shares of XLI Common Stock into which shares of XLI Preferred Stock are convertible, the exercise price per share payable in connection with the exercise of any XLI Warrant and the date of expiration of such XLI Warrant. Without limiting the generality of the foregoing, the list of XLI Warrants outstanding at the Effective Time shall indicate by individual holder the type or types of XLI Warrants held by such holder, with the information required by clause (ii) above presented separately for each XLI Warrant. The lists provided to the Exchange Agent pursuant to clause (i) above shall also reflect the certificate numbers of the Certificates, and include appropriate identification of all Certificates alleged to have been lost, stolen or destroyed, all Certificates the transfer of which is restricted and all "stops" notations in effect with respect to such Certificates. All such lists when delivered to the Exchange Agent shall be certified as true and correct.

5.   Delivery of Funds to Exchange Agent.

     5.1 Merger Cash Funds. Pursuant to the Plan of Reorganization, including Section 2.5.2.1 thereof, Oak shall deliver to the Exchange Agent not later than one business day following the Effective Date, by wire transfer of funds, an amount equal to Merger Cash multiplied by the sum of (i) the total number of shares of XLI Common Stock outstanding at the Effective Time, plus (ii) the total number of shares of XLI Common Stock into which outstanding shares of XLI Preferred Stock were convertible at the Effective Time. Oak shall deduct from such amount, an amount equal to Merger Cash multiplied by the total number of shares of XLI Stock (on an as converted basis) held by Dissenting Stockholders, such amount to be retained by Oak.

     5.2 Initial Distribution Amount. Pursuant to the Plan of Reorganization, including Section 2.6 and 2.7 thereof, the Escrow Agent shall deliver to the Exchange Agent, not later than fifteen
(15) calendar days following delivery to the Escrow Agent by Oak of the Contingent Cash payable by Oak for the calendar quarter ended March 31, 1999, all funds, if any, held in escrow by the Escrow Agent, less the sum of (i) Merger Cash paid into escrow by Oak pursuant to Section 2.5.2.2 of the Plan of Reorganization with respect to any Private Warrant that has not been exercised and has not otherwise terminated ("Unexpired Private Warrant"), (ii) Contingent Cash paid into escrow by Oak pursuant to Section 2.6.1.2 of the Plan of Reorganization with respect to any Unexpired Private Warrant and (iii) any exercise price amounts held in escrow and required to be delivered to Oak pursuant to the Escrow Agreement.

     5.3 Contingent Cash Funds. Pursuant to the Plan of Reorganization, including Section 2.6 thereof, Oak shall deliver to the Exchange Agent, commencing with the calendar quarter ended June 30, 1999, an amount equal to the amount of Contingent Cash, if any, due by Oak for such calendar quarter in accordance with Section 2 of the Plan of Reorganization, subject to any adjustments provided for in Sections 9 and 10 of the Plan of Reorganization, and less any amount required to be delivered to the Escrow Agent by Oak pursuant to Section 2.6.1.2 of the Plan of Reorganization. Oak shall deduct from such amount, an amount equal to Merger Cash multiplied by the total number of shares of XLI Stock (on an as converted basis) held by Dissenting Stockholders, such amount to be retained by Oak. Quarterly amounts, if any, payable by Oak to the Exchange Agent pursuant to the Plan of Reorganization and this Section 5.3 shall be delivered by Oak to the Exchange Agent at least five (5) business days prior to any distribution required to be made to the XLI Stockholders by the Exchange Agent under this Exchange Agreement.

     5.4 Final Escrow Funds. Pursuant to the Plan of Reorganization, including Section 2.7.3 thereof, and Section 4.3 of the Escrow Agreement, the Escrow Agent shall deliver to the Exchange Agent, promptly following termination of the Escrow Agreement, all funds, if any, remaining in escrow upon termination of the Escrow Agreement, less any exercise price amounts required to be delivered to Oak pursuant to the Escrow Agreement.

     5.5 Excess Exercise Price Amounts. Pursuant to the Plan of Reorganization, including Section 2.7.4 thereof, Oak shall deliver to the Exchange Agent, promptly following termination of the Escrow Agreement, the amount, if any, by which the aggregate exercise price paid to Oak in connection with any exercise of XLI Warrants under the Escrow Agreement, net of amounts, if any, of Merger Cash payable with respect to any XLI Warrant (other than a Private Warrant) upon exercise of such XLI Warrant, exceeds the aggregate costs and expenses incurred by Oak in connection with the Escrow Agreement and the Exchange Agreement, including all costs and expenses that Oak reasonably expects to incur prior to and in connection with termination of the Exchange Agreement.

6.   Determination of Merger Cash and Contingent Cash Amounts.
Within one business day following the Effective Date, Oak and the Stockholder Representatives shall provide joint written notice to the Exchange Agent of the per share determination of Merger Cash, as calculated in accordance with the provisions of Section 2.4.3 of the Plan of Reorganization. Within forty-five (45) days after the close of each calendar quarter, Oak and the Stockholder Representatives shall provide joint written notice to the Exchange Agent of the per share determination of Contingent Cash as of the end of such calendar quarter, calculated in accordance with the provisions of Section
2.4.4 of the Plan of Reorganization. Oak and the Stockholder Representatives agree to provide to the Exchange Agent such other Merger Cash and Contingent Cash calculations as are reasonably requested by the Exchange Agent in order to fulfill its duties hereunder.

7.   Payment for Shares of XLI Stock.

     7.1   Distribution of Merger Cash Funds.  The Exchange
Agent, upon receipt of Certificates, accompanied by duly executed letters of transmittal, shall make payments of Merger Cash in respect of such shares (on an as converted basis in the case of any shares of XLI Preferred Stock outstanding at the Effective Time) by issuance of its check. The Exchange Agent agrees to pay on presentment all checks so issued by it until the expiration of this Exchange Agreement.

     7.2   Distribution of Funds Other Than Merger Cash Funds.
Funds delivered to the Exchange Agent by Oak or the Escrow Agent pursuant to Sections 5.2, 5.3, 5.4 or 5.5 of this Exchange Agreement shall be allocated by the Exchange Agent pro rata (a) to all outstanding shares of XLI Common Stock held by XLI Stockholders at the Effective Time (excluding any shares of XLI Common Stock into which shares of XLI Preferred Stock were convertible at the Effective
Time), (b) all shares of XLI Preferred Stock held by XLI Stockholders at the Effective Time, on an as converted basis, and (c) all shares of XLI Common Stock (including shares of XLI Common Stock into which shares of XLI Preferred Stock, that were issued upon exercise of the Underwriter's Warrant, were converted) attributable to XLI Warrants exercised after the Effective Time and prior to the end of the calendar quarter for which such payment is being made. Any amount delivered to the Exchange Agent pursuant to Sections 5.2 or 5.3 shall be distributed by the Exchange Agent to the XLI Stockholders not later than forty-five (45) days after the close of the calendar quarter to which the distribution relates; any amount delivered to the Exchange Agent pursuant to Section 5.4 shall be distributed by the Exchange Agent to the XLI Stockholders not later than fifteen
(15) business days following delivery of such amount to the Exchange Agent; any amount delivered pursuant to the Exchange Agent pursuant to Section 5.5 shall be distributed by the Exchange Agent to the XLI Stockholders not later than thirty (30) business days following delivery of such amount to the Exchange Agent. Any amounts payable by the Exchange Agent to the XLI Stockholders pursuant to this Exchange Agreement shall be deposited by the Exchange Agent in the United States mail, first class postage prepaid, to the addresses as set forth in the stock and warrant records of XLI delivered to the Exchange Agent pursuant to Sections 4 and 6.1 of this Exchange Agreement. The Exchange Agent shall make payments of the amounts provided for in this Section 7.2 by issuance of its check. The Exchange Agent agrees to pay on presentment all checks so issued by it until the expiration of this Exchange Agreement.

     7.3 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and upon delivery of a bond in such sum as the Exchange Agent may reasonably direct, as indemnity against any claim that may be made against the Exchange Agent with respect to the Certificate alleged to have been lost, the Exchange Agent will issue the consideration as provided in this
Section 7 in exchange for such lost, stolen or destroyed Certificate.

     7.4 Abandoned Property. Notwithstanding anything to the contrary contained in this Section 7 or elsewhere is this Exchange Agreement, neither the Exchange Agent nor any other party to this Exchange Agreement shall be liable to any holder of the capital stock of XLI, including any holder of an XLI Warrant who has exercised all or a portion of such XLI Warrant, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

8.   Actions and Instructions of Stockholder Representatives.
Any action required to be taken, or notice or instructions required to be given, to the Exchange Agent or Oak under this Exchange Agreement may be taken or given by a majority of the Stockholder Representatives; provided, however, that less than a majority of the Stockholder Representatives may take such action or give such notice or instructions upon delivery to the Exchange Agent and Oak of a notice signed by a majority of the Stockholder Representatives stating that any action may be taken and any notice or instructions may be given to the Exchange Agent and Oak by the number of Stockholder Representatives specified in such notice. If for any reason there is only one Stockholder Representative at any time, then the Exchange Agent and Oak shall be entitled to rely on any action taken by, or notice or instructions given by, such Stockholder Representative. Written notice of any resignation or removal of a Stockholder Representative, or any appointment of a successor Stockholder Representative, shall be promptly provided to the Exchange Agent and Oak.

9. Indemnification. The Exchange Agent shall be indemnified and held harmless by Oak from and against any and all reasonable expenses, including reasonable counsel fees and disbursements, or losses suffered by the Exchange Agent hereunder, provided, however, that the Exchange Agent shall not be indemnified and held harmless with respect to such expenses or losses which result from or arise out of the Exchange Agent's gross negligence, misconduct or bad faith. Promptly after the receipt by the Exchange Agent of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation, the Exchange Agent shall, if a claim in respect thereof is to be made against Oak, notify Oak in writing.
Oak shall be entitled to participate in the defense of any such claim or legal action or proceeding, and, if it so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim or of any other legal action or proceeding.
 For the purposes hereof, the term "expense or loss" means any amount paid or payable to satisfy any claim, demand, action, suit or proceeding settled with the express written consent of Oak, and all reasonable costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit, proceeding or investigation.

10. Compensation of Exchange Agent. The Exchange Agent shall be entitled to a fee which shall be paid by Oak on presentation of monthly invoices for all services rendered by it hereunder as referenced in Exhibit "A" hereto. The Exchange Agent shall also be entitled to reimbursement from Oak for all reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all reasonable services rendered in performing this Exchange Agreement.

11. Further Assurance. From time-to-time and after the date hereof, Oak and the Stockholder Representatives shall deliver or cause to be delivered to the Exchange Agent such further documents and instruments and shall do and cause to be done such further acts as the Exchange Agent shall reasonably request (it being understood that the Exchange Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Exchange Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

12. Consents to Service of Process. Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and of any Federal Court located in such Commonwealth, each as may have competent jurisdiction, in connection with any action, suit or other proceeding arising out of or relating to this Exchange Agreement or any action taken or omitted hereunder and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notice hereunder.

13. Term. The term of this Exchange Agreement shall be until the first to occur of (a) the payment of all amounts required to be distributed under Section 7 of this Exchange Agreement or (b) the termination of the Exchange Agent's appointment by written notice from Oak to the Exchange Agent or from the Exchange Agent to Oak subject to the review time set forth in Exhibit "A". Notwithstanding anything to the contrary contained in this Exchange Agreement, this Exchange Agreement shall terminate no later than June 30, 2001.

14. Counterparts. This Exchange Agreement may be executed in one or more counterparts, each one of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

15. Applicable Law. This Exchange Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

16.  Miscellaneous.   All amounts referred to herein are
expressed in United States Dollars and all payments by the Exchange Agent hereunder shall be made in such dollars. This Exchange Agreement and the rights and obligations hereunder may not be assigned by the Exchange Agent without Oak's prior written consent. This Exchange Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Exchange Agreement. This Exchange Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by Oak and the Exchange Agent; provided, however, that any modification, amendment or supplement to this Exchange Agreement that affects the rights or obligations of the Stockholder Representatives under this Exchange Agreement shall require the express written agreement of the Stockholder Representatives or such lesser number of Stockholder Representatives as is permitted under Section 8 of this Exchange Agreement. This Exchange Agreement is intended to be for the sole benefit of the parties hereto, and their respective successors, heirs and permitted assigns, and none of the provisions of this Exchange Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

17.  Concerning the Exchange Agent.

     17.1 In the event that the Exchange Agent should at any time be confronted with inconsistent claims or demands by the parties hereto, the Exchange Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine such respective rights of the parties with respect to this Exchange Agreement and upon doing so, the Exchange Agent automatically shall be released from any obligations or liability as a consequence of any such claims or demands.

     17.2 The Exchange Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. The Exchange Agent shall not be responsible for, and shall not be under a duty to, examine into or pass upon the validity, binding effect, execution or sufficiency of this Exchange Agreement or of any agreement amendatory or supplemental hereto.

     17.3 The Exchange Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person and shall not be liable to any party hereto in connection with the performance of its duties hereunder except for its own gross negligence, misconduct or bad faith. The Exchange Agent's duties shall be determined only with reference to this Exchange Agreement and applicable laws and the Exchange Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement except as otherwise provided in this Exchange Agreement, including, without limitation, Section 2 hereof, or in the Escrow Agreement. If in doubt as to its duties and responsibilities hereunder, the Exchange Agent may consult with counsel if its choice and shall be protected in any action taken or omitted in connection with the advice or opinion of such counsel.

     17.4 The Exchange Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto at the addresses set forth herein or at such other address as the parties shall provide, at least ten (10) business days prior to the date specified for such resignation to take effect.
Upon the effective date of any such resignation, all cash and other payments and all other property then held by the Exchange Agent hereunder shall be delivered by it to such successor agent or as otherwise shall be designated in writing by the parties hereto.

18. Notices. Whenever any party hereto desires or is required to give any notice, demand or request with respect to this agreement, each such communication shall be in writing and shall be given or made by telecopy, telegraph, cable, mail or other delivery and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the addresses specified below:

     If to Oak:                Oak Technology, Inc.
                     			       139 Kifer Court
			                            Sunnyvale, CA  94086
			                            Attn: Shawn M. Soderberg, General Counsel
			                            Telecopier: (408) 774-5337

     With a copy to:           Tomlinson Zisko Morosoli & Maser LLP
                     			       200 Page Mill Road, Second Floor
			                            Palo Alto, CA  94306
			                            Attn: Timothy Tomlinson, Esq.
			                            Telecopier: (650) 324-1808

     If to the Stockholder     c/o Xerographic Laser Images
       Representatives:        101 Billerica Avenue
                     			       5 Billerica Avenue
			                            North Billerica, MA  01862
			                            Attn: Mr. Anthony D. D'Amelio
			                            Telecopier: (978) 670-8835

     With a copy to:           Warner & Stackpole LLP
                     			       75 State Street
			                            Boston, MA  02109
			                            Attn: Michael A. Hickey, Esq.
			                            Telecopier: (617) 951-9151

     If to the Exchange Agent: State Street Bank and Trust Company
                     			       150 Royal Street
			                            Mail Stop 45-02-71
			                            Canton, MA  02021
			                            Attn: Mr. Joe McDavitt
			                            Telecopier: (617) 575-2500

     Except as may be otherwise provided elsewhere in this Exchange Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier with verified receipt by the receiving telecopier, when delivered to the telegraph or cable office, when personally delivered, or in the case of a mailed notice, five (5) days after being deposited in the United States certified or registered mail, postage prepaid. Any party may change its address for such communications by giving notice thereof to the other parties in conformance with this Section 18 (Notices).

19. XLI Warrant Exercises. The Exchange Agent hereby acknowledges and agrees that its duties with respect to the exercise of any XLI Warrants after the Effective Date shall be governed by the terms of
Section 4 of the Escrow Agreement. Subject to the provisions set forth in the Escrow Agreement, the Exchange Agent further agrees to promptly distribute to any holder of an XLI Warrant who exercises such XLI Warrant any Merger Cash or Contingent Cash funds received by the Exchange Agent in connection with such XLI Warrant exercise.


     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the day and year first above written.


OAK TECHNOLOGY, INC.                    STATE STREET BANK AND TRUST COMPANY


By:__________________________           By:________________________________

Its:_________________________           Its:_______________________________


STOCKHOLDER REPRESENTATIVES:



_____________________________                   ___________________________
DANIEL J. ALLEN                                 JOSEPH L. KATZ



____________________________                    ___________________________
ADAM L. CARLEY                                  VINCENT J. SPOTO



____________________________
ANTHONY D. D'AMELIO